Exhibit 99.1

Sound Financial Reports an 184% Increase in Year to Date Net Income

Sound Financial, Inc. Memorandum of Understanding is terminated following quarter-end

SEATTLE--(BUSINESS WIRE)--August 3, 2011--Sound Financial Inc. (OTCBB: SNFL), holding company for Sound Community Bank, today reported net income for the six months ended June 30, 2011 of $950,000, or $0.33 per diluted share, as compared to net income of $335,000, or $0.11 per diluted share, for the six months ended June 30, 2010. For the quarter ended June 30, 2011 net income was $454,000 or $0.16 per diluted share, as compared to $496,000 and $0.17 per diluted share for the quarter ended March 31, 2011 and $278,000 or $0.10 per diluted share for the quarter ended June 30, 2010. Return on Average Assets was 0.58% for the six months ended June 30, 2011 compared to 0.20% for the six months ended June 30, 2010.

This is the sixth consecutive quarter of positive earnings for the company.

Highlights as of and for the six months ended June 30, 2011 include:

- Year to date Net Interest Margin improved 61 basis points to 5.26% from 4.65% for the six months ended June 30, 2010

- Efficiency Ratio decreased to 63.95% compared to 71.03% for the six months ended June 30, 2010

- Deposit Cost of Funds is 0.91% compared to 1.40% for the six months ended June 30, 2010

- Provision for Loan losses decreased from $2.20 million for the six months ended June 30, 2011 to $2.05 million for the six months ended June 30, 2011

- Non-Performing Loans to Gross Loans is 1.82% as of June 30, 2011 compared to 3.31% as of June 30, 2010

- Non-Performing Assets to Total Assets is 2.65% as of June 30, 2011 compared to 3.54% as of June 30, 2010.

Effective July 15, 2011, the Memorandum of Understanding (MOU) between the Board of Directors of Sound Financial, Inc. and the Office of Thrift Supervision (OTS) was terminated. Effective July 11, 2011 the Memorandum of Understanding between the Board of Directors of Sound Community Bank and the OTS was amended to terminate Paragraph 10 of the Memorandum headed Capital Distributions. This paragraph pertains to the bank’s ability to declare or pay dividends or to make any capital distributions. The terminated paragraph required the bank to submit in writing for written approval from the Regional Director of the OTS at least 30 days prior to the anticipated date of the proposed declaration, dividend payment or distribution of capital. The Board of Directors has not declared dividends since the First Quarter of 2010.

Laurie Stewart, President and CEO said, “We are pleased that our efforts to improve both earnings and our capital ratios have led to the termination of the MOU at the holding company level and the dividend restriction at the bank level. Our emphasis on improving our efficiency ratio and reducing non-performing assets positions Sound Community Bank well.”

	As of
	6/30/2011	3/31/2011	6/30/2010
Selected Consolidated Financial Condition Data:	(In thousands)
Total assets	$337,473	$326,997	$340,926
Total loans, net	294,214	292,919	305,450
Loans held for sale	392	79	1,096
Available-for-sale securities, at fair value	3,331	3,642	4,328
Federal Home Loan Bank stock, at cost	2,444	2,444	2,444
Bank-owned life insurance	6,857	6,791	6,596
Other real estate owned and repossessed assets	3,498	3,113	1,847
Total deposits	287,635	273,733	285,339
Borrowings	18,828	21,988	26,617
Total stockholders’ equity	28,084	27,674	25,299
	Quarter Ended
	6/30/2011	3/31/2011	6/30/2010
Selected Consolidated Operating Data:	(in thousands)
Total interest income	$4,701	$4,648	$4,924
Total interest expense	683	752	1,152
Net interest income	4,018	3,896	3,772
Provision for loan losses	1,225	825	775
Net interest income after provision for loan losses	2,793	3,071	2,997
Service charges and fee income	476	522	549
Fair value adjustment on mortgage servicing rights	208	(1)	(210)
Loss on sale of securities	-	(34)	(11)
Other than temporary impairment on securities	-	(39)	(51)
Gain on sale of loans	102	34	58
Other noninterest income	109	197	21
Total noninterest income	895	679	556
Total noninterest expense	3,036	3,032	3,175
Income before provision for income taxes	652	718	378
Provision for income taxes	198	222	100
Net income	$454	$496	$278

Selected Financial Ratios and Other Data:
Performance ratios:
Return on assets	0.55%	0.60%	0.32%
Return on equity	6.46%	7.28%	4.40%
Net interest margin	5.33%	5.18%	4.77%
Noninterest income to operating revenue	18.23%	14.84%	12.85%
Noninterest expense to average total assets	3.67%	3.68%	3.70%
Average interest-earning assets to average interest-bearing liabilities	100.61%	101.16%	100.87%
Efficiency ratio	61.80%	66.27%	73.36%

Asset quality ratios:
Nonperforming assets to total assets	2.65%	2.76%	3.54%
Nonperforming loans to gross loans	1.82%	1.99%	1.36%
Allowance for loan losses to nonperforming loans	80.12%	74.71%	96.07%
Allowance for loan losses to gross loans	1.46%	1.49%	1.29%
Net charge-offs to average loans outstanding	1.78%	1.16%	1.04%

Bank level capital ratios:
Tier 1 leverage	8.16%	8.25%	7.40%
Tier 1 risk-based	10.95%	10.87%	9.83%
Total risk-based	12.13%	12.12%	11.08%

	Six months ended
	6/30/2011	6/30/2010
	(In thousands)
Selected Consolidated Operating Data:
Total interest income	$9,350	$9,695
Total interest expense	1,435	2,321
Net interest income	7,915	7,374
Provision for loan losses	2,050	2,200
Net interest income after provision for loan losses	5,865	5,174
Fees and service charges	999	1,078
Gain on sale of loans	137	122
Gain (loss) on sale of securities	(34)	64
Impairment on securities	(39)	(51)
Fair value adjustment on mortgage servicing rights	257	75
Other non-interest income	255	452
Total non-interest income	1,575	1,740
Total non-interest expense	6,069	6,486
Income before provision for income taxes	1,371	428
Provision for income taxes	421	93
Net income	950	335
Selected Financial Ratios and Other Data:
Performance ratios:
Return on assets (ratio of net income to average total assets)	0.58%	0.20%
Return on equity (ratio of net income to average equity)	6.86%	2.66%
Net interest margin	5.26%	4.72%
Non-interest income to operating revenue	16.59%	18.73%
Non-interest expense to average total assets	3.68%	3.80%
Average interest-earning assets to average interest-bearing liabilities	100.88%	101.00%
Efficiency ratio	63.95%	71.03%

Sound Financial Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates five full-service banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

This report contains statements that are not historical or current fact and constitute forward-looking statements. In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Results of operations and business are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

CONTACT:
Sound Financial Inc.
Media:
Laurie Stewart, 206-448-0884 x-306
Financial:
Matt Deines, 206-448-0884 x-305